UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 29, 2020

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

(425) 936-6847

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MVIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2020, MicroVision, Inc. (the “Company”) entered into an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) with Craig-Hallum Capital Group LLC (“Craig-Hallum”) pursuant to which the Company may sell, at its option, up to an aggregate of $13 million in shares of its common stock through Craig-Hallum, as sales agent. Sales of the common stock made pursuant to the Sales Agreement, if any, will be made under the Company’s previously filed and currently effective Registration Statement on Form S-3 (the “Registration Statement”). Prior to any sales under the Sales Agreement, the Company will deliver a placement notice to Craig-Hallum that will set the parameters for such sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Craig-Hallum may sell the shares, if any, only by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including without limitation sales made directly through The Nasdaq Global Market, by means of ordinary brokers’ transactions, in negotiated transactions, to or through a market maker other than on an exchange or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices and/or any other method permitted by law. Craig-Hallum will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares in accordance with the terms of the Sales Agreement and any applicable placement notice. The Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement.

The Company will pay Craig-Hallum a commission equal to 2.35% of the gross proceeds from the sale of shares of the Company’s common stock under the Sales Agreement, if any. Pursuant to the terms of the Sales Agreement, the Company also provided Craig-Hallum with customary indemnification rights. The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the common stock subject to the Sales Agreement and (b) the termination of the Sales Agreement by the Company or Craig-Hallum. Either party may terminate the agreement in its sole discretion at any time upon written notice to the other party.

The Company currently anticipates that the net proceeds from the sale of the securities offered under this prospectus supplement will be used for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures, as the Company continues development of its automotive lidar module and pursues a potential strategic transaction.

In order to furnish certain exhibits for incorporation by reference into the Registration Statement, the Company is filing the Sales Agreement and an opinion the Company received from its counsel regarding the validity of the shares to be sold pursuant to the Sales Agreement. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01 Regulation FD Disclosure.

On December 29, 2020, in connection with entering into the Sales Agreement, the Company announced that it estimates that the Company had approximately $14.5 million in cash and cash equivalents as of November 30, 2020 and estimates that the Company will have between $16.6 million and $16.9 million in cash and cash equivalents as of December 31, 2020.

On November 9, 2020, the Company entered into a sales agreement with Craig-Hallum relating to the sale of up to $10,000,000 of shares of its common stock. As of the date hereof, the Company has completed sales under such sales agreement, having sold 4.9 million shares for net proceeds of $9.6 million. The Company’s estimated cash and cash equivalents as of November 30, 2020 and December 31, 2020 shown above includes $6.9 million and $9.6 million of such proceeds, respectively. The Company’s estimated cash and cash equivalents as December 31, 2020 shown above does not include any proceeds from the sale of shares pursuant to the Sales Agreement.

These are preliminary and unaudited estimates of the Company’s financial position as of November 30, 2020 and December 31, 2020, respectively. Audited consolidated financial statements for the fiscal year ended December 31, 2020 are not yet available and the Company’s financial closing procedures for the fiscal year ended December 31, 2020 are not yet complete. The preliminary estimates presented above reflect management’s current views and may change as a result of the Company’s financial closing procedures, final adjustments, management’s review of results, and other developments that may arise between now and the time the financial results are finalized, and are subject to the finalization of financial and accounting review procedures (which have yet to be performed) and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. The Company cautions that such preliminary estimates are forward looking statements and are not guarantees of future performance or outcomes and that actual results may differ materially from the estimates described above. These estimates are not necessarily indicative of the results to be achieved for the fiscal year or any future period. The preliminary estimates presented above have been prepared by, and are the responsibility of, management.

Certain statements contained in this filing, including those relating to amounts sold under the Sales Agreement and the use of proceeds therefrom, the value of the Company’s technology, timing of products coming to market, management of finances, exploration of strategic alternatives with third parties, the Company’s future products and product applications and estimates of the amount of cash and cash equivalents that the Company will have as of December 31, 2020 are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk that the Company may not succeed in finding licensing or other strategic solutions, including a potential sale of the Company, with acceptable timing, benefits or costs; the Company’s ability to operate with limited cash or to raise additional capital when needed; market acceptance of the Company’s technologies and products or for products incorporating the Company’s technologies; the failure of the Company’s commercial partners to perform as expected under the Company’s agreements, including from the impact of the COVID-19 (coronavirus); the Company’s ability to identify parties interested in paying any amounts or amounts the Company deems desirable for the purchase or license of intellectual property assets; the Company’s or its customers’ failure to perform under open purchase orders; the Company’s financial and technical resources relative to those of its competitors; the Company’s ability to keep up with rapid technological change; government regulation of its technologies; the Company’s ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market the Company’s products; potential product liability claims; the Company’s ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	At-the-Market Issuance Sales Agreement, dated December 29, 2020, by and between the Company and Craig-Hallum Capital Group LLC

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2020

MICROVISION, INC.
By:	/s/ David J. Westgor
David J. Westgor
Vice President, General Counsel & Secretary